Exhibit 99.1

THE CHILDREN’S PLACE REPORTS FIRST QUARTER 2020 RESULTS

Reports Q1 GAAP Loss per Diluted Share of ($7.86) versus $0.28 in Q1 2019

Reports Q1 Adjusted Loss per Diluted Share of ($1.96) versus $0.36 in Q1 2019

Targets 300 Additional Store Closures; 200 in Fiscal 2020; 100 in Fiscal 2021

Secaucus, New Jersey – June 11, 2020 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the first quarter ended May 2, 2020.

Jane Elfers, President and Chief Executive Officer, said, “Although we are facing a period of uncertainty regarding the future impact of the COVID-19 pandemic, The Children’s Place is moving swiftly and decisively to proactively address these challenges. In an effort to structurally position the company for continued success, we are significantly accelerating our fleet optimization initiative, and focusing our resources on accelerating our digital sales, both key elements of our long-standing transformation strategy. At the same time, we are addressing the near-term priorities necessary to preserve our financial flexibility.”

Elfers continued, “We believe that our long-standing transformation strategy has prepared us well for these uncertain times. As demand for our essential children’s clothing continues to surge, our omni-channel advantages are clear; quarter-to-date, our consolidated sales are up positive low double-digits, with on-line demand up 300%, while approximately 95% of our stores remain closed. We are planning to have the majority of our stores open by July 1st.”

Elfers continued, “We have spent the past several years focused on three key strategic pillars within our transformation strategy: Superior Product, Digital Transformation and Fleet Optimization. Our Superior Product consistently resonates with our core millennial customer and provides a strong value proposition that thrives in any type of economic environment. Our Digital Transformation has been supported by accelerated investments over the past three years enabling us to achieve one of the highest digital penetrations in the industry at 31% of revenue for fiscal 2019. These digital investments have allowed us to operate at a high level during the current crisis, with the ability to fulfill our outsized online demand through our advanced omni-channel capabilities. We believe that our strong digital foundation, coupled with the rapidly changing shopping patterns of our consumer, partly due to the COVID-19 pandemic, our strong value proposition and our core, digital-savvy, millennial customer, will result in the continued acceleration of our digital revenue. Our Fleet Optimization initiative has been a decade-long strategic focus that has resulted in optimum flexibility in our lease terms, enabling us to significantly accelerate store closures without financial penalty. We are now targeting to close an additional 300 stores by the end of fiscal 2021, with 200 closures planned for this year, and 100 closures planned for 2021. This initiative will greatly reduce our reliance on our brick-and-mortar channel and we are targeting our mall-based, brick-and-mortar portfolio to represent less than 25% of our revenue entering fiscal 2022.”

Elfers concluded, “The challenges that lie ahead are many, and visibility is limited, but we are moving forward with urgency and focus, guided by the strategic pillars of our long-standing transformation strategy. We believe that our superior product, coupled with our unique ability, at this critical juncture, to significantly grow digital revenue, while meaningfully reducing our reliance on our store portfolio, will result in consolidated market share gains for years to come.”

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First Quarter 2020 Results

Net sales decreased 38.1% to $255.2 million in the three months ended May 2, 2020 from $412.4 million in the three months ended May 4, 2019, primarily as a result of temporary store closures related to the COVID-19 pandemic.

Net loss was ($114.8) million, or ($7.86) per diluted share, in the three months ended May 2, 2020, compared to net income of $4.5 million, or $0.28 per diluted share, in the three months ended May 4, 2019. Adjusted net loss was ($28.6) million, or ($1.96) per diluted share, compared to adjusted net income of $5.8 million, or $0.36 per diluted share, in the comparable period last year.

Gross profit was a loss of ($19.7) million in the three months ended May 2, 2020, compared to $152.0 million in the three months ended May 4, 2019. Adjusted gross profit was $68.4 million in the three months ended May 2, 2020, compared to $151.4 million in the comparable period last year, and deleveraged 990 basis points to 26.8% of net sales, primarily as a result of increased penetration of our ecommerce business and its higher fulfillment costs, along with the deleverage of fixed expenses resulting from the decline in sales as a result of store closures related to the COVID-19 pandemic.

Selling, general, and administrative expenses were $98.5 million in the three months ended May 2, 2020, compared to $128.0 million in the three months ended May 4, 2019. Adjusted SG&A was $88.2 million in the three months ended May 2, 2020, compared to $127.2 million in the comparable period last year, and deleveraged 380 basis points to 34.6% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in sales as a result of temporary store closures, partly offset by a reduction in operating expenses associated with actions taken in response to the COVID-19 pandemic.

Operating loss was ($173.1) million in the three months ended May 2, 2020, compared to operating income of $5.0 million in the three months ended May 4, 2019. Adjusted operating loss was ($37.5) million in the three months ended May 2, 2020, compared to adjusted operating income of $6.6 million in the comparable period last year, and deleveraged 1,630 basis points to (14.7%) of net sales.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit (loss), adjusted selling, general, and administrative expense, adjusted operating income (loss), and adjusted operating margin are non-GAAP measures, and are not intended to replace GAAP financial information and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

For the three months ended May 2, 2020, the Company recorded an inventory provision of $63.2 million and $37.1 million of impairment charges, including the right-of-use assets recorded in connection with the adoption of the new lease accounting standard. The inventory provision relates to the adverse business disruption resulting from the COVID-19 pandemic, including the store closures. The impairment charges were primarily a result of decreased net revenue and cash flow projections resulting from the COVID-19 disruption.

In addition to the inventory provision and impairment charges, the Company’s adjusted results exclude net expenses of approximately $30.8 million comprising certain items which the Company believes are not reflective of the performance of its core business as a result of the COVID-19 pandemic, including: occupancy charges for rent at our stores temporarily closed; payroll and benefits for certain store employees during the period our stores were closed, net of a payroll tax credit benefit resulting from the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act; incremental operating expenses, primarily incentive pay and personal protective equipment for our associates; and the write-off of certain receivables.

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Additionally, the Company excluded net costs of $4.5 million related to restructuring costs, costs incurred in connection with the integration of the Gymboree brand, a legal reserve, and accelerated depreciation, which were unrelated to the COVID-19 pandemic.

The total impact on income taxes for the above items was $49.4 million, including a benefit of $13.5 million, primarily resulting from the changes in operating loss carryback rules as a result of the CARES Act.

The Company is not providing comparable retail sales metrics at this time given the impact on the current business environment due to the number of store closures during the quarter resulting from the COVID-19 pandemic.

Store Update

On March 18, 2020, the Company suspended all store operations in the U.S. and Canada until further notice due to the COVID-19 pandemic. The Children’s Place started reopening stores on May 19, 2020 in 10 states. The Company intends to continue to reopen stores on a phased timeline, as state and local guidelines and conditions permit, taking an informed, measured approach based on a number of factors.

As of June 8, 2020, The Children’s Place had 61 stores open to the public in the U.S. and Canada.

Consistent with the Company’s store fleet optimization initiative, the Company closed four stores in the three months ended May 2, 2020. The Company ended the quarter with 920 stores and square footage of 4.3 million, a decrease of 5.1% compared to the prior year. Since our fleet optimization initiative was announced in 2013, the Company has closed 275 stores.

The flexibility provided by our lease actions allows us to target the closure of 300 additional store locations by the end of fiscal 2021, including 200 closures in fiscal 2020 and 100 closures in fiscal 2021.

The Company’s eight international franchise partners in 19 countries had 266 international points of distribution.

Capital Return Program

During the three months ended May 2, 2020, the Company repurchased 262 thousand shares for approximately $15 million, inclusive of shares repurchased and surrendered to cover tax withholdings associated with the vesting of equity awards held by management.

Effective March 18, 2020, the Company suspended its capital return program, inclusive of share repurchases and dividends, in response to the COVID-19 pandemic. At the end of the first quarter of 2020, approximately $94 million remained available for future share repurchases under the Company’s existing share repurchase program. Although the Company felt it was prudent in the near-term to suspend the capital return program to preserve liquidity, we remain committed to our capital return program over the longer-term.

Liquidity

As of May 2, 2020, the Company had approximately $72 million of cash and cash equivalents with no long-term debt, and $235 million outstanding on its $360 million revolving credit facility, which was increased from $325 million for a period of one year as a result of finalizing an amendment with its lenders on April 24, 2020. The Company used approximately $40 million in operating cash flow in the three months ended May 2, 2020, and repurchased shares for approximately $15 million.

Outlook

As a result of the continued uncertainty regarding the COVID-19 pandemic, the Company is not providing fiscal 2020 financial guidance.

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Conference Call Information

The Children’s Place will host a conference call on Thursday, June 11, 2020 at 8:00 a.m. Eastern Time to discuss its first quarter fiscal 2020 results. The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call. A conference call transcript will also be posted on our website.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place,” and “Gymboree” brand names. As of May 2, 2020, the Company had 920 stores in the United States, Canada and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners in 19 countries had 266 international points of distribution.

Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2020. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, closures of schools and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Anthony Attardo, CFA, Director, Investor Relations, (201) 453-6693

(Tables follow)

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	May 2,	May 4,
	2020	2019
Net sales	$255,207	$412,382
Cost of sales	274,880	260,406
Gross profit (loss)	(19,673)	151,976
Selling, general and administrative expenses	98,491	128,006
Asset impairment charges	37,091	348
Depreciation and amortization	17,888	18,584
Operating income (loss)	(173,143)	5,038
Interest expense	(1,840)	(1,711)
Income (loss) before taxes	(174,983)	3,327
Benefit for income taxes	(60,173)	(1,163)
Net income (loss)	$(114,810)	$4,490

Earnings (loss) per common share
Basic	$(7.86)	$0.28
Diluted	$(7.86)	$0.28

Weighted average common shares outstanding
Basic	14,611	15,847
Diluted	14,611	16,107

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THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	May 2,	May 4,
	2020	2019

Net income (loss)	$(114,810)	$4,490

Non-GAAP adjustments:
Inventory provision	63,247	-
Asset impairment charges	37,091	348
Occupancy charges	23,126	-
Store payroll and benefits, net of CARES Act retention credit	4,242	-
Restructuring costs	3,391	321
Incremental COVID-19 operating expenses	2,374	-
Accounts receivables	1,043	-
Gymboree integration costs	640	194
Legal reserve	302	-
Accelerated depreciation	141	968
Fleet optimization	-	(235)
Aggregate impact of Non-GAAP adjustments	135,597	1,596
Income tax effect (1)	(35,913)	(423)
Prior year uncertain tax positions (2)	-	135
Impact of CARES Act (3)	(13,477)	-
Net impact of Non-GAAP adjustments	86,207	1,308

Adjusted net income (loss)	$(28,603)	$5,798

GAAP net income (loss) per common share	$(7.86)	$0.28

Adjusted net income (loss) per common share	$(1.96)	$0.36

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2) Prior year tax related to uncertain tax positions.

(3) Primarily due to the impact of the CARES Act.

	First Quarter Ended
	May 2,	May 4,
	2020	2019

Operating income (loss)	$(173,143)	$5,038

Non-GAAP adjustments:
Inventory provision	63,247	-
Asset impairment charges	37,091	348
Occupancy charges	23,126	-
Store payroll and benefits, net of CARES Act retention credit	4,242	-
Restructuring costs	3,391	321
Incremental COVID-19 operating expenses	2,374	-
Accounts receivables	1,043	-
Gymboree integration costs	640	194
Legal reserve	302	-
Accelerated depreciation	141	968
Fleet optimization	-	(235)
Aggregate impact of Non-GAAP adjustments	135,597	1,596

Adjusted operating income (loss)	$(37,546)	$6,634

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THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	May 2,	May 4,
	2020	2019

Gross profit (loss)	$(19,673)	$151,976

Non-GAAP adjustments:
Inventory provision	63,247	-
Occupancy charges	23,126	-
Incremental COVID-19 operating expenses	1,690	-
Fleet optimization	-	(550)
Aggregate impact of Non-GAAP adjustments	88,063	(550)

Adjusted Gross profit (loss)	$68,390	$151,426

	First Quarter Ended
	May 2,	May 4,
	2020	2019

Selling, general and administrative expenses	$98,491	$128,006

Non-GAAP adjustments:
Store payroll and benefits, net of CARES Act retention credit	(4,242)	-
Restructuring costs	(3,391)	(321)
Accounts receivables	(1,043)	-
Incremental COVID-19 operating expenses	(684)	-
Gymboree integration costs	(640)	(194)
Legal reserve	(302)	-
Fleet optimization	-	(315)
Aggregate impact of Non-GAAP adjustments	(10,302)	(830)

Adjusted Selling, general and administrative expenses	$88,189	$127,176

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	May 2,	February 1,	May 4,
	2020	2020*	2019
Assets:
Cash and cash equivalents	$71,751	$68,487	$66,111
Accounts receivable	37,173	32,812	39,562
Inventories	335,795	327,165	341,174
Other current assets	23,521	21,416	27,156
Total current assets	468,240	449,880	474,003

Property and equipment, net	212,011	236,898	249,836
Right-of-use assets	349,646	393,820	458,702
Tradenames, net	73,090	73,291	73,656
Other assets, net	81,949	27,508	29,757
Total assets	$1,184,936	$1,181,397	$1,285,954

Liabilities and Stockholders' Equity:
Revolving loan	$234,554	$170,808	$153,072
Accounts payable	263,984	213,115	205,643
Current lease liabilities	150,463	121,868	133,783
Accrued expenses and other current liabilities	109,999	89,216	107,704
Total current liabilities	759,000	595,007	600,202

Long-term lease liabilities	281,839	311,908	367,307
Other liabilities	39,062	39,295	38,071
Total liabilities	1,079,901	946,210	1,005,580

Stockholders' equity	105,035	235,187	280,374

Total liabilities and stockholders' equity	$1,184,936	$1,181,397	$1,285,954

*	Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020.

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(In thousands)

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 2,	May 4,
	2020	2019

Net income (loss)	$(114,810)	$4,490
Non-cash adjustments	29,331	68,660
Working Capital	45,028	(51,965)
Net cash provided by (used in) operating activities	(40,451)	21,185

Net cash used in investing activities	(5,612)	(86,492)

Net cash provided by financing activities	49,187	61,962

Effect of exchange rate changes on cash	140	320

Net increase (decrease) in cash and cash equivalents	3,264	(3,025)

Cash and cash equivalents, beginning of period	68,487	69,136

Cash and cash equivalents, end of period	$71,751	$66,111

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